UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 3, 2017

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

(Address of principal executive offices, including zip code)

(888) 762-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In its Annual Report on Form 10-K (2016 Form 10-K) for the year ended December 31, 2016, The PNC Financial Services Group, Inc. (the “Corporation”) reported its financial results through six business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group, Residential Mortgage Banking, BlackRock and Non-Strategic Assets Portfolio.

Effective for the first quarter of 2017, as a result of changes to how the Corporation manages its businesses, it realigned its segments and, accordingly, has changed the basis of presentation of its segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock.

The changes in business segment presentation resulting from the realignment included the following:

•	The Residential Mortgage Banking segment was combined into Retail Banking as a result of the Corporation’s strategic initiative to transform the home lending process by integrating mortgage and home equity lending to enhance product capability and speed of delivery for a better customer experience and to improve efficiency. In conjunction with this shift, residential mortgages previously reported within the “Other” category were also moved to Retail Banking.

•	The Non-Strategic Assets Portfolio segment was eliminated. The segment’s remaining consumer assets were moved to the “Other” category as they are unrelated to the ongoing strategy of any segment, while its commercial assets were transferred to Corporate & Institutional Banking in order to continue the relationships we have with those customers.

•	A portion of business banking clients was moved from Retail Banking to Corporate & Institutional Banking to facilitate enhanced product offerings to meet the financial needs of business banking clients.

In addition, the Corporation made certain adjustments to its internal funds transfer pricing methodology primarily relating to weighted average lives of certain non-maturity deposits based on our recent historical experience. These changes in methodology affected business segment results, primarily adversely impacting net interest income for Corporate & Institutional Banking and Retail Banking, offset by increased net interest income in the “Other” category.

This Current Report on Form 8-K and the exhibits hereto update the business segment information presented in the Corporation’s 2016 Form 10-K only to the extent this information is impacted by the revised business segment reporting presentation and change in internal funds transfer pricing methodology. Portions of the following items from the 2016 Form 10-K have been updated:

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (filed as Exhibit 99.1).

•	Part II, Item 8. Financial Statements and Supplementary Data (filed as Exhibit 99.2).

•	Part II, Item 9A. Controls and Procedures (filed as Exhibit 99.3).

All updates to the 2016 Form 10-K relate solely to the presentation of segment-specific disclosures on a basis consistent with how management currently evaluates the results of the segments. The revised reporting structure did not affect the consolidated balance sheet or the consolidated statements of income, changes in shareholders’ equity and cash flows. The information in this Current Report on Form 8-K is presented as of December 31, 2016 and other than as indicated above, has not been updated to reflect financial results subsequent to that date or any other changes since the date of the 2016 Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: May 3, 2017	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

23	Consent of PricewaterhouseCoopers LLP	Furnished herewith

99.1	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations	Furnished herewith

99.2	Part II, Item 8. Financial Statements and Supplementary Data	Furnished herewith

99.3	Part II, Item 9A. Controls and Procedures	Furnished herewith

101	Interactive Data File (XBRL)	Furnished herewith